[WFS FINANCIAL INC LOGO]                                            Exhibit 20.2


                        WFS FINANCIAL 2003-4 OWNER TRUST
                          Distribution Date Statement
                 for Collection Period ended February 29, 2004
                    for Distribution Date of March 22, 2004

COLLECTIONS
                                                                                                                         DOLLARS
Payments received                                                                                                     47,782,315.97

           Plus/(Less):
                         Net Servicer Advances                                                                           225,740.19
                         Investment Earnings on funds in the Collection Account                                           37,443.17
                                                                                                                      -------------
Total Funds Available for Distribution                                                                                48,045,499.33
                                                                                                                      =============


DISTRIBUTIONS

           Servicing Fee                                                                             1,400,524.00
           Trustee and Other Fees                                                                        4,376.71
                                                                                                     ------------

Total Fee Distribution                                                                                                 1,404,900.71

           Note Interest Distribution Amount - Class A-1                              118,180.79
           Note Interest Distribution Amount - Class A-2                              683,308.33
           Note Interest Distribution Amount - Class A-3                              334,600.00
           Note Interest Distribution Amount - Class A-4                              979,912.50
                                                                                   -------------
                                                                                    2,116,001.62

           Note Principal Distribution Amount - Class A-1                          44,101,204.04
           Note Principal Distribution Amount - Class A-2                                   0.00
           Note Principal Distribution Amount - Class A-3                                   0.00
           Note Principal Distribution Amount - Class A-4                                   0.00
                                                                                   -------------
                                                                                   44,101,204.04
Total Class A Interest and Principal Distribution                                                                     46,217,205.66

           Note Interest Distribution Amount - Class B-1                              121,553.25
           Note Principal Distribution Amount - Class B-1                                   0.00
                                                                                   -------------

Total Class B Interest and Principal Distribution                                                                        121,553.25

           Note Interest Distribution Amount - Class C-1                              152,409.33
           Note Principal Distribution Amount - Class C-1                                   0.00
                                                                                   -------------

Total Class C Interest and Principal Distribution                                                                        152,409.33

           Note Interest Distribution Amount - Class D-1                              149,430.38
           Note Principal Distribution Amount - Class D-1                                 (0.00)
                                                                                   -------------

Total Class D Interest and Principal Distribution                                                                        149,430.38

           Spread Account Deposit                                                                                              0.00
                                                                                                                      -------------

Total Distributions                                                                                                   48,045,499.33
                                                                                                                      =============

                        WFS FINANCIAL 2003-4 OWNER TRUST
                          Distribution Date Statement
                 for Collection Period ended February 29, 2004
                    for Distribution Date of March 22, 2004

PORTFOLIO DATA:
                                                                                # of loans
   Beginning Aggregate Principal Balance                                               83,362                      1,344,503,271.48

       Less:               Principal Payments                                                     (19,008,726.07)
                           Full Prepayments                                            (1,270)    (15,338,124.57)
                           Partial Prepayments                                              -               0.00
                           Liquidations                                                  (186)     (2,775,784.61)
                                                                                                  --------------
                                                                                                                     (37,122,635.25)
                                                                                                                   ----------------
   Ending Aggregate Principal Balance                                                  81,906                      1,307,380,636.23
                                                                                                                   ================

Ending Outstanding Principal Balance of Notes                                                                      1,268,911,697.86
Overcollateralization Amount                                                                                          38,468,938.37
Overcollateralization Level                                                                                                    2.94%

OTHER RELATED INFORMATION:

Spread Account:

               Beginning Balance                                                                   13,445,032.71
                     Deposits                                                                               0.00
                     Investment Earnings on funds in the Spread Account                                10,717.00
                     Reductions                                                                      (381,943.35)
                                                                                                  --------------
               Ending Balance                                                                                         13,073,806.36

               Beginning Initial Deposit                                                           13,418,847.35
                     Repayments                                                                      (381,943.35)
                                                                                                  --------------
               Ending Initial Deposit                                                                                 13,036,904.00


Modified Accounts:
               Principal Balance                                                                           0.00%               0.00
               Scheduled Balance                                                                           0.00%               0.00

Servicer Advances:
               Beginning Unreimbursed Advances                                                        923,328.88
               Net Advances                                                                           225,740.19
                                                                                                  --------------
                                                                                                                       1,149,069.07

Net Charge-Off Data:
               Charge-Offs                                                                          1,366,113.97
               Recoveries                                                                            (288,038.20)
                                                                                                  --------------
               Net Charge-Offs                                                                                         1,078,075.77

Delinquencies (P&I):                                                            # of loans
               30-59 Days                                                                 849      10,556,743.76
               60-89 Days                                                                 200       2,505,718.62
               90-119 Days                                                                 69         749,995.82
               120 days and over                                                            1          16,439.16

Repossessions                                                                              47         469,029.07

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01
of the Sale and Servicing Agreement)                                                        0                                  0.00

Cumulative Charge-Off Percentage                                                                                               0.08%

WAC                                                                                                                         10.8656%
WAM                                                                                                                          60.619

                        WFS FINANCIAL 2003-4 OWNER TRUST
                          Distribution Date Statement
                 for Collection Period ended February 29, 2004
                    for Distribution Date of March 22, 2004

                                  BEGINNING         NOTE MONTHLY                        TOTAL
                ORIGINAL         OUTSTANDING          PRINCIPAL        PRIOR          PRINCIPAL          PRINCIPAL       CURRENT
               PRINCIPAL          PRINCIPAL         DISTRIBUTABLE    PRINCIPAL      DISTRIBUTABLE      DISTRIBUTION     PRINCIPAL
CLASSES         BALANCE            BALANCE             AMOUNT        CARRYOVER          AMOUNT            AMOUNT        CARRYOVER
  A-1         211,000,000.00      120,387,901.90    44,101,204.04          0.00     44,101,204.04      44,101,204.04       0.00

  A-2         491,000,000.00      491,000,000.00             0.00          0.00              0.00               0.00       0.00

  A-3         168,000,000.00      168,000,000.00             0.00          0.00              0.00               0.00       0.00

  A-4         373,300,000.00      373,300,000.00             0.00          0.00              0.00               0.00       0.00

  B-1          53,430,000.00       53,430,000.00             0.00          0.00              0.00               0.00       0.00

  C-1          60,560,000.00       60,560,000.00             0.00          0.00              0.00               0.00       0.00

  D-1          46,335,000.00       46,335,000.00           (0.00)          0.00            (0.00)             (0.00)       0.00


            ----------------    ----------------    -------------          ----     -------------      -------------       ----
 TOTAL      1,403,625,000.00    1,313,012,901.90    44,101,204.04          0.00     44,101,204.04      44,101,204.04       0.00
            ================    ================    =============          ====     =============      =============       ====

                REMAINING             TOTAL
               OUTSTANDING          PRINCIPAL
                PRINCIPAL          AND INTEREST
 CLASSES         BALANCE           DISTRIBUTION
  A-1           76,286,697.86      44,219,384.83

  A-2          491,000,000.00         683,308.33

  A-3          168,000,000.00         334,600.00

  A-4          373,300,000.00         979,912.50

  B-1           53,430,000.00         121,553.25

  C-1           60,560,000.00         152,409.33

  D-1           46,335,000.00         149,430.38


             ----------------      -------------
 TOTAL       1,268,911,697.86      46,640,598.62
             ================      =============


                       NOTE MONTHLY                           TOTAL
                         INTEREST            PRIOR          INTEREST         INTEREST       CURRENT       DEFICIENCY      POLICY
 NOTE      INTEREST    DISTRIBUTABLE       INTEREST       DISTRIBUTABLE    DISTRIBUTION    INTEREST          CLAIM        CLAIM
CLASSES      RATE         AMOUNT           CARRYOVER         AMOUNT           AMOUNT       CARRYOVER        AMOUNT        AMOUNT
  A-1      1.14000%          118,180.79           0.00      118,180.79       118,180.79           0.00            0.00          0.00

  A-2      1.67000%          683,308.33           0.00      683,308.33       683,308.33           0.00            0.00          0.00

  A-3      2.39000%          334,600.00           0.00      334,600.00       334,600.00           0.00            0.00          0.00

  A-4      3.15000%          979,912.50           0.00      979,912.50       979,912.50           0.00            0.00          0.00

  B-1      2.73000%          121,553.25           0.00      121,553.25       121,553.25           0.00            0.00          0.00

  C-1      3.02000%          152,409.33           0.00      152,409.33       152,409.33           0.00            0.00          0.00

  D-1      3.87000%          149,430.38           0.00      149,430.38       149,430.38           0.00            0.00          0.00


                           ------------           ----    ------------     ------------           ----            ----          ----
 TOTAL                     2,539,394.58           0.00    2,539,394.58     2,539,394.58           0.00            0.00          0.00
                           ============           ====    ============     ============           ====            ====          ====

                        WFS FINANCIAL 2003-4 OWNER TRUST
                             Officer's Certificate
                 for Collection Period ended February 29, 2004
                    for Distribution Date of March 22, 2004




      Detailed Reporting

            See Schedule F




      WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of February 29, 2004 and were performed in conformity with the Sale and Servicing Agreement dated November 1, 2003.







                                      ------------------------------------------
                                      Lori Bice
                                      Assistant Vice President
                                      Director Technical Accounting





                                      ------------------------------------------
                                      Susan Tyner
                                      Vice President
                                      Assistant Controller